UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2012, the Board of Directors of Allscripts Healthcare Solutions, Inc. (the “Company”) approved 2012 incentive awards for Glen E. Tullman, the Company’s Chief Executive Officer.

The awards are comprised of a potential cash payment and an equity award under the Company’s 2011 Stock Incentive Plan. The potential cash payment is 20% of Mr. Tullman’s salary and is contingent upon the approval of a plan for the Company to achieve certain cost savings during the year ending December 31, 2013. If earned, the cash payment will be paid by March 15, 2013.

The total equity award has a grant-date value of $1.9 million. One-half of the equity award consists of service-based restricted stock units with vesting in three equal installments on May 30, 2013, May 30, 2014, and May 29, 2015. One-half of the equity award consists of performance-based restricted stock units with the number of restricted stock units subject to vesting based on the Company’s Non-GAAP earnings per share for the second half of 2012. One-third of any restricted stock units earned will vest upon certification of the performance condition by the Compensation Committee of the Board of Directors and one-third on each of the first two anniversaries of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: September 6, 2012	By:	/s/ Lee Shapiro
Lee Shapiro
President